EXHIBIT 16.

Chief Accountant of the SEC
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street NW
Washington, DC  20549




                                              RE:  Thermal Industries, Inc.
                                              Commission File Number 0-9790



Gentlemen:

     I was previously principal accountant for Thermal Industries, Inc. and on August 30, 1996, I reported on the consolidated financial statements of Thermal Industries, Inc. and Subsidiaries as of and for the two fiscal years ended
June 30, 1996.

     On February 18, 1997 I submitted by resignation as principal accountant as the result of my pending retirement and reduction of my workload in public accounting practice.

     I have read Thermal Industries, Inc. statements included under Item 4 of its Form 8-K/A for February 18, 1997, and I agree with such statements.


                                             Sincerely yours,

                                             /s/ Syndey Heisler

                                             Sydney Heisler
                                             Certified Public Accountant


Pittsburgh, Pennsylvania
March 4, 1997